Exhibit 12.1

                            BFC FINANCIAL CORPORATION
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)


                                                                Years ended December 31,
                                              -------------------------------------------------------------
                                                2001         2000         1999         1998         1997
                                              ---------    ---------    ---------    ---------    ---------
Fixed charges:
  Interest                                    $ 188,838      211,406        1,613        1,912        2,719
  Eliminate Bancorp/BankAtlantic               (187,599)    (210,012)          --           --           --
                                              ---------    ---------    ---------    ---------    ---------
                                                  1,239        1,394        1,613        1,912        2,719
                                              =========    =========    =========    =========    =========

Earnings (loss):
  Pretax earnings (loss) before minority
   interest, discontinued operations,
   extraordinary items and cumulative
   effect of change in accounting principle      48,364       23,035       11,434          (49)      12,988
  Eliminate Bancorp/BankAtlantic                (54,011)     (27,704)     (10,501)       1,397      (12,129)
  Eliminate other partnerships                    4,111        1,795           --           --           --
  Bancorp/BankAtlantic dividends                  1,468        1,288        1,236        1,187        1,025
  Fixed charges                                   1,239        1,394        1,613        1,912        2,719
                                              ---------    ---------    ---------    ---------    ---------
                                              $   1,171         (192)       3,782        4,447        4,603
                                              =========    =========    =========    =========    =========

Ratio                                              0.95        (0.14)        2.34         2.33         1.69
                                              =========    =========    =========    =========    =========

Coverage deficiency                           $      68        1,586           --           --           --
                                              =========    =========    =========    =========    =========

(1)  The  operations of Bancorp have been  eliminated  since there is a dividend
     restriction  between  Bancorp's  primary  subsidiary,   BankAtlantic,   and
     Bancorp.